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                                                                        SUNAMERICA INC.
                                                               PRO FORMA CONDENSED BALANCE SHEET
                                                                       DECEMBER 31, 1995
                                                                  (IN THOUSANDS - UNAUDITED)

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                                        Historical financial
                                      information as reported              Pro forma adjustments
                                     --------------------------         -----------------------------
                                                                       Elimination of      Purchase
                                     SunAmerica       Ford Life      Ford Life's credit   accounting         Pro forma
                                     At 12/31/95     At 12/31/95        life business     adjustments        combined
                                     ----------      ----------         -------------     -----------       ----------
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Assets

Investments                         $11,587,108     $ 3,150,189        $     (26,069)      $ (172,500) (1) $14,538,728
Variable annuity assets               5,454,132               -                    -                -        5,454,132
Deferred acquisition costs              532,941         106,560              (27,442)           9,104  (2)     621,163
Other assets                            270,172         192,386             (145,080)               -          317,478
                                    -----------     -----------        -------------       ----------      -----------
Total assets                        $17,844,353     $ 3,449,135        $    (198,591)      $ (163,396)     $20,931,501
                                    ===========     ===========        =============       ==========      ===========

Liabilities and shareholders' equity

Reserves for fixed annuity
  contracts                         $ 5,486,957     $ 3,006,003        $           -       $   69,000  (3) $ 8,561,960
Reserves for guaranteed
  investment contracts                3,683,168               -                    -                -        3,683,168
Trust deposits                          427,788               -                    -                -          427,788
Unearned premiums                             -         151,310             (151,310)               -                -
Other liabilities                       281,652          73,319              (59,743)          72,457  (4)     367,685
Variable annuity liabilities          5,454,132               -                    -                -        5,454,132
Long-term notes and debentures          539,835               -                    -                -          539,835
Deferred income taxes                   167,188         (14,146)              (1,674)         (58,068) (5)      93,300
Preferred securities of
  grantor trusts                        237,631               -                    -                -          237,631
Shareholders' equity                  1,566,002         232,649               14,136         (246,785) (6)   1,566,002
                                   ------------    ------------       --------------       ----------      -----------
Total liabilities and
  shareholders' equity             $ 17,844,353    $  3,449,135       $     (198,591)      $ (163,396)     $20,931,501
                                   ============    ============       ==============       ==========      ===========
Footnotes to the Pro Forma Condensed Balance Sheet appear on the following page.
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                                                                        SUNAMERICA INC.
                                                               PRO FORMA CONDENSED BALANCE SHEET
                                                                       DECEMBER 31, 1995
                                                                  (IN THOUSANDS - UNAUDITED)
                                                                          (CONTINUED)

Note (1) - To record the contractual purchase price.
Note (2) - To adjust deferred acquisition costs to $88,222 of excess purchase price, computed as follows:

           Ford Life's equity at December 31, 1995, after cession of credit life business       $     246,785
           Write off Ford Life's deferred acquisition costs, net of related deferred taxes            (51,427)
           Eliminate deferred tax liability, related to book/tax difference on investments,
             due to election to use Section 338(h)(10) of the Internal Revenue Code                    31,680
           Adjust reserves for fixed annuity contracts to estimated market value, net of tax          (44,850)
           Record acquisition taxes and other costs, net of tax                                       (67,032)
           Record deferred taxes on excess purchase price                                             (30,878)
                                                                                                -------------
           Purchase accounting adjusted equity                                                         84,278
           Purchase price                                                                             172,500
                                                                                                -------------
           Excess purchase price                                                                $      88,222
                                                                                                =============
Note (3)   To adjust reserves for fixed annuity contracts to estimated market value.

Note (4) - To record $56,957 of Federal taxes payable resulting from the election to use Section 338(h)(10)
           of the Internal Revenue Code and $15,500 of other acquisition costs.
Note (5) - To adjust net deferred tax asset, at 35%, as follows:

           Tax effect of adjustment made to deferred acquisition costs                          $      (3,187)
           Elimination of tax effect of book/tax difference on investments                             31,680
           Tax effect of market value adjustment of reserves for fixed annuity contracts               24,150
           Tax effect of liability for acquisition and conversion costs                                 5,425
                                                                                                -------------
           Adjustment to net deferred tax asset                                                 $      58,068
                                                                                                =============
Note (6) - To eliminate Ford Life's adjusted equity, after cession of credit life business.


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